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                                                                    Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use in this registration statement on Form S-1 (File No. ___________) of our report dated January 10, 2000, relating to the financial statements of PEC Solutions, Inc. as of December 31, 1997 and 1998, and for the three years in the period ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such registration statement.

                                           /s/ PricewaterhouseCoopers LLP

McLean, VA
January 25, 2000